SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       January 3, 1997; (January 3, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                       0-26102                    04-3196245
 (State or other                 (Commission                  (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)






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Item 5.  Other Events

On January 3, 1997, American Radio Systems Corporation (the "Company") announced that it is seeking to raise approximately $150.0 million through an institutional private placement of exchangeable preferred stock. Completion of the offering is expected later this month, subject to market conditions. Proceeds from the offering will be used to repay indebtedness and to increase future acquisition capacity. The securities being offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For more information see the Company's press release, dated January 3, 1997, which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

On January 3, 1997, the Company also announced that it has reached an agreement to acquire radio station WGRR-FM in Cincinnati from The Dalton Group. The station will be acquired for approximately $30,000,000. Consummation of the transaction is subject to, among other conditions, the approval of the Federal Communications Commission. For more information see the Company's press release, dated January 3, 1997, which is attached herewith as Exhibit 99.2 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

         (c) Exhibits

               Exhibit 99.1 - Press Release, dated as of January 3, 1997.
               Exhibit 99.2 - Press Release, dated as of January 3, 1997.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN RADIO SYSTEMS CORPORATION
                                    (Registrant)



                                    By: /s/ Justin D. Benincasa
                                        Justin D. Benincasa
                                        Vice President and Corporate Controller


Date:  January 3, 1997